EFFECTIVE JUNE 2, 2004,
THE NAME OF THE
COMPANY
(NEWSPLAYER GROUP
PLC) CHANGED TO
CATALYST MEDIA PLC
EXHIBIT A
AMERICAN DEPOSITARY
SHARES
(Each American Depositary
Share represents ten (10)
deposited Shares)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY
RECEIPT
FOR ORDINARY SHARES OF
THE NOMINAL VALUE OF ONE
PENCE EACH OF
NEWSPLAYER GROUP PLC
(ORGANIZED UNDER THE LAWS
OF ENGLAND AND WALES)

The Bank of New York, as
depositary (hereinafter called the
"Depositary"), hereby certifies that
_________________, or registered
assigns IS THE OWNER OF
_____________________________
AMERICAN DEPOSITARY
SHARES
representing deposited ordinary shares
(herein called "Shares") of Newplayer
Group plc, organized under the laws of
England and Wales (herein called the
"Company").  At the date hereof, each
American Depositary Share represents
ten (10) Shares deposited or subject to
deposit under the Deposit Agreement (as
such term is hereinafter defined) at the
London office of The Bank of New
York (herein called the "Custodian").
The Depositary's Corporate Trust Office
is located at a different address than its
principal executive office.  Its Corporate
Trust Office is located at 101 Barclay
Street, New York, NY  10286, and its
principal executive office is located at
One Wall Street, New York, NY 10286.
THE DEPOSITARY'S
CORPORATE TRUST OFFICE
ADDRESS IS
101 BARCLAY STREET, NEW
YORK, NY 10286
1.	THE
DEPOSIT AGREEMENT.
This American
Depositary Receipt is one of an issue
(herein called "Receipts"), all issued
and to be issued upon the terms and
conditions set forth in the deposit
agreement, dated as of October 2, 2001
(herein called the "Deposit
Agreement"), by and among the
Company, the Depositary, and all
Owners and Beneficial Owners from
time to time of Receipts issued
thereunder, each of whom by accepting
a Receipt agrees to become a party
thereto and become bound by all the
terms and conditions thereof.  The
Deposit Agreement sets forth the rights
of Owners and Beneficial Owners of the
Receipts and the rights and duties of the
Depositary in respect of the Shares
deposited thereunder and any and all
other securities, property and cash from
time to time received in respect of such
Shares and held thereunder (such
Shares, securities, property, and cash are
herein called "Deposited Securities").
Copies of the Deposit Agreement are on
file at the Depositary's Corporate Trust
Office in New York City and at the
office of the Custodian.
The statements made on
the face and reverse of this Receipt are
summaries of certain provisions of the
Deposit Agreement and are qualified by
and subject to the detailed provisions of
the Deposit Agreement, to which
reference is hereby made.  Capitalized
terms defined in the Deposit Agreement
and not defined herein shall have the
meanings set forth in the Deposit
Agreement.
2.	SURRENDER
OF RECEIPTS AND
WITHDRAWAL OF SHARES.
Upon surrender at the
Corporate Trust Office of the Depositary
of this Receipt, and upon payment of the
fee of the Depositary provided in this
Receipt, and subject to the terms and
conditions of the Deposit Agreement,
the Owner hereof is entitled to delivery,
to him or upon his order, of the
Deposited Securities at the time
represented by the American Depositary
Shares for which this Receipt is issued.
Delivery of such Deposited Securities
may be made by the delivery of (a)
certificates in the name of the Owner
hereof or as ordered by him or
certificates properly endorsed or
accompanied by proper instruments of
transfer and (b) any other securities,
property and cash to which such Owner
is then entitled in respect of this Receipt.
Such delivery will be made at the option
of the Owner hereof, either at the office
of the Custodian or at the Corporate
Trust Office of the Depositary, provided
that the forwarding of certificates for
Shares or other Deposited Securities for
such delivery at the Corporate Trust
Office of the Depositary shall be at the
risk and expense of the Owner hereof.
A Receipt surrendered
may be required by the Depositary to be
properly endorsed in blank or
accompanied by proper instruments of
transfer in blank, and if the Depositary
so requires, the Owner hereof shall
execute and deliver to the Depositary a
written order directing the Depositary to
cause the Deposited Securities being
withdrawn to be electronically delivered
to or upon the written order of a person
or persons designated in such order
through an account with an institution
recognized by the Foreign Registrar, or
delivery by other means approved by the
Company in accordance with English
law, except that the Depositary may
make delivery to such person or persons
at the Corporate Trust Office of the
depositary of any dividends or
distributions with respect to the
Deposited Securities represented by the
American Depositary Shares evidenced
by such Receipt, or of any proceeds of
sale of any dividends, distributions or
rights, which may at the time be held by
the Depositary.
At the request, risk and
expense of any Owner so surrendering a
Receipt, and for the account of such
Owner, the Depositary shall direct the
Custodian to forward any cash or other
property (other than rights) comprising,
and forward a certificate or certificates
(if any) and other proper documents of
title (if any) for, the Deposited
Securities represented by the American
Depositary Shares evidenced by this
Receipt to the Depositary for delivery at
the Corporate Trust Office of the
Depositary.  Such direction shall be
given by letter or, at the request, risk
and expense of such Owner, by cable,
telex or facsimile transmission.  Rights,
if any, shall be delivered to such Owner
pursuant to Section 4.4 of the Deposit
Agreement and Article 14 of this
Receipt.
3.	TRANSFERS,
SPLIT-UPS, AND COMBINATIONS
OF RECEIPTS.
The transfer of this
Receipt is registrable on the books of the
Depositary at its Corporate Trust Office
by the Owner hereof in person or by a
duly authorized attorney, upon surrender
of this Receipt properly endorsed for
transfer or accompanied by proper
instruments of transfer and funds
sufficient to pay any applicable transfer
taxes and the expenses of the Depositary
and upon compliance with such
regulations, if any, as the Depositary
may establish for such purpose.  This
Receipt may be split into other such
Receipts, or may be combined with
other such Receipts into one Receipt,
evidencing the same aggregate number
of American Depositary Shares as the
Receipt or Receipts surrendered.  As a
condition precedent to the execution and
delivery, registration of transfer, split-
up, combination, or surrender of any
Receipt or withdrawal of any Deposited
Securities, the Depositary, the
Custodian, or Registrar may require
payment from the depositor of the
Shares or the presentor of the Receipt of
a sum sufficient to reimburse it for any
tax or other governmental charge and
any stock transfer or registration fee
with respect thereto (including any such
tax or charge and fee with respect to
Shares being deposited or withdrawn)
and payment of any applicable fees as
provided in this Receipt, may require the
production of proof satisfactory to it as
to the identity and genuineness of any
signature and may also require
compliance with any regulations the
Depositary may establish consistent
with the provisions of the Deposit
Agreement or this Receipt, including,
without limitation, this Article 3.
The delivery of
Receipts against deposit of Shares
generally or against deposit of particular
Shares may be suspended, or the transfer
of Receipts in particular instances may
be refused, or the registration of transfer
of outstanding Receipts generally may
be suspended, during any period when
the transfer books of the Depositary are
closed, or if any such action is deemed
necessary or advisable by the Depositary
or the Company at any time or from
time to time because of any requirement
of law or of any government or
governmental body or commission, or
under any provision of the Deposit
Agreement or this Receipt, or for any
other reason, subject to the provisions of
the following sentence.
Notwithstanding anything to the
contrary in the Deposit Agreement or
this Receipt, the surrender of
outstanding Receipts and withdrawal of
Deposited Securities may not be
suspended subject only to (i) temporary
delays caused by closing the transfer
books of the Depositary or the Company
or the deposit of Shares in connection
with voting at a shareholders' meeting,
or the payment of dividends, (ii) the
payment of fees, taxes and similar
charges, and (iii) compliance with any
U.S. or foreign laws or governmental
regulations relating to the Receipts or to
the withdrawal of the Deposited
Securities.  Without limitation of the
foregoing, the Depositary shall not
knowingly accept for deposit under the
Deposit Agreement any Shares required
to be registered under the provisions of
the Securities Act, unless a registration
statement is in effect as to such Shares.
4.	LIABILITY
OF OWNER OR BENEFICIAL
OWNER FOR TAXES.
If any tax or other
governmental charge shall become
payable with respect to any Receipt or
any Deposited Securities represented
hereby, such tax or other governmental
charge shall be payable by the Owner or
Beneficial Owner hereof to the
Depositary.  The Depositary may refuse
to effect any transfer of this Receipt or
any withdrawal of Deposited Securities
represented by American Depositary
Shares evidenced by such Receipt until
such payment is made, and may
withhold any dividends or other
distributions, or may sell for the account
of the Owner or Beneficial Owner
hereof any part or all of the Deposited
Securities represented by the American
Depositary Shares evidenced by this
Receipt, and may apply such dividends
or other distributions or the proceeds of
any such sale in payment of such tax or
other governmental charge and the
Owner or Beneficial Owner hereof shall
remain liable for any deficiency.
5.	WARRANTIE
S ON DEPOSIT OF SHARES.
Every person depositing
Shares under the Deposit Agreement
shall be deemed thereby to represent and
warrant that such Shares and each
certificate therefor are validly issued,
fully paid, non-assessable, and free of
any preemptive rights of the holders of
outstanding Shares and that the person
making such deposit is duly authorized
so to do.  Every such person shall also
be deemed to represent that such Shares
and the Receipts evidencing American
Depositary Shares representing such
Shares would not be Restricted
Securities.  Such representations and
warranties shall survive the deposit of
Shares and issuance of Receipts.
6.	FILING
PROOFS, CERTIFICATES, AND
OTHER INFORMATION.
Any person presenting
Shares for deposit or any Owner or
Beneficial Owner of a Receipt may be
required from time to time to file with
the Depositary or the Custodian such
proof of citizenship or residence,
exchange control approval, or such
information relating to the registration
on the books of the Company or the
Foreign Registrar, if applicable, to
execute such certificates and to make
such representations and warranties, as
the Depositary may deem necessary or
proper.  The Depositary may withhold
the delivery or registration of transfer of
any Receipt or the distribution of any
dividend or sale or distribution of rights
or of the proceeds thereof or the delivery
of any Deposited Securities until such
proof or other information is filed or
such certificates are executed or such
representations and warranties made.
No Share shall be accepted for deposit
unless accompanied by evidence
satisfactory to the Depositary that any
necessary approval has been granted by
any governmental body in the United
Kingdom which is then performing the
function of the regulation of currency
exchange.
7.	CHARGES
OF DEPOSITARY.
The Company agrees to
pay the fees, reasonable expenses and
out-of-pocket charges of the Depositary
and those of any Registrar only in
accordance with agreements in writing
entered into between the Depositary and
the Company from time to time.  The
Depositary shall present its statement for
such charges and expenses to the
Company once every three months.  The
charges and expenses of the Custodian
are for the sole account of the
Depositary.
The following charges
shall be incurred by any party depositing
or withdrawing Shares or by any party
surrendering Receipts or to whom
Receipts are issued (including, without
limitation, issuance pursuant to a stock
dividend or stock split declared by the
Company or an exchange of stock
regarding the Receipts or Deposited
Securities or a distribution of Receipts
pursuant to Section 4.03 of the Deposit
Agreement), or by Owners, as
applicable: (1) taxes and other
governmental charges, (2) such
registration fees as may from time to
time be in effect for the registration of
transfers of Shares generally on the
Share register of the Company or
Foreign Registrar and applicable to
transfers of Shares to or from the name
of the Depositary or its nominee or the
Custodian or its nominee on the making
of deposits or withdrawals under the
terms of the Deposit Agreement,
(3) such cable, telex and facsimile
transmission expenses as are expressly
provided in the Deposit Agreement,
(4) such expenses as are incurred by the
Depositary in the conversion of foreign
currency pursuant to Section 4.05 of the
Deposit Agreement, (5) a fee of $5.00 or
less per 100 American Depositary
Shares (or portion thereof) for the
execution and delivery of Receipts
pursuant to Section Error! Reference
source not found., Error! Reference
source not found., Error! Reference
source not found. or Error! Reference
source not found. of the Deposit
Agreement and the surrender of
Receipts pursuant to Section Error!
Reference source not found. or Error!
Reference source not found. of the
Deposit Agreement, (6) a fee of $.02 or
less per American Depositary Share (or
portion thereof) for any cash distribution
made pursuant to the Deposit
Agreement, including but not limited to
Sections Error! Reference source not
found. through Error! Reference
source not found. thereof, (7) a fee for
the distribution of securities pursuant to
Section Error! Reference source not
found. of the Deposit Agreement, such
fee being in an amount equal to the fee
for the execution and delivery of
American Depositary Shares referred to
above which would have been charged
as a result of the deposit of such
securities (for purposes of this clause 7
treating all such securities as if they
were Shares), but which securities are
instead distributed by the Depositary to
Owners, (8) a fee of $.02 or less per
American Depositary Share (or portion
thereof) for depositary services, which
will accrue on the last day of each
calendar year and which will be payable
as provided in clause (9) below;
provided, however, that no fee will be
assessed under this clause (8) if a fee
was charged pursuant to clause (6)
above during that calendar year, and
(9) any other charge payable by the
Depositary, any of the Depositary's
agents, including the Custodian, or the
agents of the Depositary's agents in
connection with the servicing of Shares
or other Deposited Securities (which
charge shall be assessed against Owners
as of the date or dates set by the
Depositary in accordance with Section
Error! Reference source not found. of
the Deposit Agreement and shall be
payable at the sole discretion of the
Depositary by billing such Owners for
such charge or by deducting such charge
from one or more cash dividends or
other cash distributions).
The Depositary, subject
to Article 8 hereof, may own and deal in
any class of securities of the Company
and its affiliates and in Receipts.
8.	PRE-
RELEASE OF RECEIPTS.
The Depositary may
issue Receipts against delivery by the
Company (or any agent of the Company
recording Share ownership) of rights to
receive Shares from the Company (or
any such agent of the Company). No
such issue of Receipts will be deemed a
"Pre-Release" that is subject to the
restrictions of the following paragraph.
Notwithstanding
Section Error! Reference source not
found. of the Deposit Agreement, the
Depositary may execute and deliver
Receipts prior to the receipt of Shares
pursuant to Section Error! Reference
source not found. of the Deposit
Agreement (a "Pre-Release").  The
Depositary may, pursuant to Section
Error! Reference source not found. of
the Deposit Agreement, deliver Shares
upon the receipt and cancellation of
Receipts which have been Pre-Released,
whether or not such cancellation is prior
to the termination of such Pre-Release
or the Depositary knows that such
Receipt has been Pre-Released.  The
Depositary may receive Receipts in lieu
of Shares in satisfaction of a Pre-
Release.  Each Pre-Release will be (a)
preceded or accompanied by a written
representation from the person to whom
Receipts or Shares are to be delivered
that such person, or its customer, owns
the Shares or Receipts to be remitted, as
the case may be, (b) at all times fully
collateralized with cash or such other
collateral as the Depositary deems
appropriate, (c) terminable by the
Depositary on not more than five (5)
business days notice, and (d) subject to
such further indemnities and credit
regulations as the Depositary deems
appropriate.  The number of American
Depositary Shares which are
outstanding at any time as a result of
Pre-Releases will not normally exceed
thirty percent (30%) of the Shares
deposited under the Deposit Agreement;
provided, however, that the Depositary
reserves the right to change or disregard
such limit from time to time as it deems
appropriate.
The Depositary may
retain for its own account any
compensation received by it in
connection with the foregoing.
9.	TITLE TO
RECEIPTS.
It is a condition of this
Receipt and every successive Owner and
Beneficial Owner of this Receipt by
accepting or holding the same consents
and agrees, that title to this Receipt
when properly endorsed or accompanied
by proper instruments of transfer, is
transferable by delivery with the same
effect as in the case of a negotiable
instrument under the laws of New York;
provided, however, that the Depositary,
notwithstanding any notice to the
contrary, may treat the person in whose
name this Receipt is registered on the
books of the Depositary as the absolute
owner hereof for the purpose of
determining the person entitled to
distribution of dividends or other
distributions or to any notice provided
for in the Deposit Agreement or for all
other purposes.
10.	VALIDITY
OF RECEIPT.
This Receipt shall not
be entitled to any benefits under the
Deposit Agreement or be valid or
obligatory for any purpose, unless this
Receipt shall have been executed by the
Depositary by the manual signature of a
duly authorized signatory of the
Depositary; provided, however that such
signature may be a facsimile if a
Registrar for the Receipts shall have
been appointed and such Receipts are
countersigned by the manual of a duly
authorized officer of the Registrar.
11.	REPORTS;
INSPECTION OF TRANSFER
BOOKS.
The Company currently
furnishes the Securities and Exchange
Commission (hereinafter called the
"Commission") with certain public
reports and documents required by
foreign law or otherwise under
Rule 12g3-2(b) under the Securities
Exchange Act of 1934.  Such reports
and documents will be available for
inspection and copying by Owners and
Beneficial Owners at the public
reference facilities maintained by the
Commission located at 450 Fifth Street,
N.W., Washington, D.C. 20549.
The Depositary will
make available for inspection by
Owners of Receipts at its Corporate
Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by
the Depositary as the holder of the
Deposited Securities and (b) made
generally available to the holders of
such Deposited Securities by the
Company.  The Depositary will also, on
written request, send to Owners of
Receipts copies of such reports when
furnished by the Company pursuant to
the Deposit Agreement.
The Depositary will
keep books, at its Corporate Trust
Office, for the registration of Receipts
and transfers of Receipts which at all
reasonable times shall be open for
inspection by the Owners of Receipts
provided that such inspection shall not
be for the purpose of communicating
with Owners of Receipts in the interest
of a business or object other than the
business of the Company or a matter
related to the Deposit Agreement or the
Receipts.
12.	DIVIDENDS
AND DISTRIBUTIONS.
Whenever the
Depositary receives any cash dividend
or other cash distribution on any
Deposited Securities, the Depositary
will, if at the time of receipt thereof any
amounts received in a foreign currency
can in the judgment of the Depositary be
converted on a reasonable basis into
United States Dollars transferable to the
United States, and subject to the Deposit
Agreement, convert such dividend or
distribution into Dollars and will
distribute the amount thus received (net
of the fees and expenses of the
Depositary as provided in Article 7
hereof and Section Error! Reference
source not found. of the Deposit
Agreement) to the Owners of Receipts
entitled thereto; provided, however, that
in the event that the Company or the
Depositary is required to withhold and
does withhold from any cash dividend
or other cash distribution in respect of
any Deposited Securities an amount on
account of taxes, the amount distributed
to the Owners of the Receipts
evidencing American Depositary Shares
representing such Deposited Securities
shall be reduced accordingly.
Subject to the
provisions of Section Error! Reference
source not found. and Error!
Reference source not found. of the
Deposit Agreement, whenever the
Depositary receives any distribution
other than a distribution described in
Section Error! Reference source not
found., Error! Reference source not
found.or Error! Reference source not
found. of the Deposit Agreement, the
Depositary will cause the securities or
property received by it to be distributed
to the Owners entitled thereto, in any
manner that the Depositary may deem
equitable and practicable for
accomplishing such distribution;
provided, however, that if in the opinion
of the Depositary such distribution
cannot be made proportionately among
the Owners of Receipts entitled thereto,
or if for any other reason the Depositary
deems such distribution not to be
feasible, the Depositary may adopt such
method as it may deem equitable and
practicable for the purpose of effecting
such distribution, including, but not
limited to, the public or private sale of
the securities or property thus received,
or any part thereof, and the net proceeds
of any such sale (net of the fees and
expenses of the Depositary as provided
in Article Error! Reference source not
found. hereof and Section Error!
Reference source not found. of the
Deposit Agreement) will be distributed
by the Depositary to the Owners of
Receipts entitled thereto all in the
manner and subject to the conditions
described in Section Error! Reference
source not found. of the Deposit
Agreement.
If any distribution
consists of a dividend in, or free
distribution of, Shares, the Depositary
may distribute to the Owners of
outstanding Receipts entitled thereto,
additional Receipts evidencing an
aggregate number of American
Depositary Shares representing the
amount of Shares received as such
dividend or free distribution subject to
the terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by
Receipts, including the withholding of
any tax or other governmental charge as
provided in Section Error! Reference
source not found. of the Deposit
Agreement and the payment of the fees
and expenses of the Depositary as
provided in Article Error! Reference
source not found. hereof and
Section Error! Reference source not
found. of the Deposit Agreement.  The
Depositary may withhold any such
distribution of Receipts if it has not
received satisfactory assurances from
the Company that such distribution does
not require, or is exempt from,
registration under the provisions of the
Securities Act.  In lieu of delivering
Receipts for fractional American
Depositary Shares in any such case, the
Depositary will sell the amount of
Shares represented by the aggregate of
such fractions and distribute the net
proceeds, all in the manner and subject
to the conditions described in Section
Error! Reference source not found. of
the Deposit Agreement.  If additional
Receipts are not so distributed, each
American Depositary Share shall
thenceforth also represent the additional
Shares distributed upon the Deposited
Securities represented thereby.
In the event that the
Depositary determines that any
distribution in property (including
Shares and rights to subscribe therefor)
is subject to any tax or other
governmental charge which the
Depositary is obligated to withhold, the
Depositary may by public or private sale
dispose of all or a portion of such
property (including Shares and rights to
subscribe therefor) in such amounts and
in such manner as the Depositary deems
necessary and practicable to pay any
such taxes or charges, and the
Depositary shall distribute the net
proceeds of any such sale after
deduction of such taxes or charges to the
Owners of Receipts entitled thereto.
13.	RIGHTS.
In the event that the
Company shall offer or cause to be
offered to the holders of any Deposited
Securities any rights to subscribe for
additional Shares or any rights of any
other nature, the Depositary shall have
discretion as to the procedure to be
followed in making such rights available
to any Owners or in disposing of such
rights on behalf of any Owners and
making the net proceeds available to
such Owners or, if by the terms of such
rights offering or for any other reason,
the Depositary may not either make
such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then
the Depositary shall allow the rights to
lapse.  If at the time of the offering of
any rights the Depositary determines in
its discretion that it is lawful and
feasible to make such rights available to
all or certain Owners but not to other
Owners, the Depositary may distribute
to any Owner to whom it determines the
distribution to be lawful and feasible, in
proportion to the number of American
Depositary Shares held by such Owner,
warrants or other instruments therefor in
such form as it deems appropriate.
In circumstances in
which rights would otherwise not be
distributed, if an Owner of Receipts
requests the distribution of warrants or
other instruments in order to exercise
the rights allocable to the American
Depositary Shares of such Owner
hereunder, the Depositary will make
such rights available to such Owner
upon written notice from the Company
to the Depositary that (a) the Company
has elected in its sole discretion to
permit such rights to be exercised and
(b) such Owner has executed such
documents as the Company has
determined in its sole discretion are
reasonably required under applicable
law.
If the Depositary has
distributed warrants or other instruments
for rights to all or certain Owners, then
upon instruction from such an Owner
pursuant to such warrants or other
instruments to the Depositary from such
Owner to exercise such rights, upon
payment by such Owner to the
Depositary for the account of such
Owner of an amount equal to the
purchase price of the Shares to be
received upon the exercise of the rights,
and upon payment of the fees and
expenses of the Depositary and any
other charges as set forth in such
warrants or other instruments, the
Depositary shall, on behalf of such
Owner, exercise the rights and purchase
the Shares, and the Company shall cause
the Shares so purchased to be delivered
to the Depositary on behalf of such
Owner.  As agent for such Owner, the
Depositary will cause the Shares so
purchased to be deposited pursuant to
Section Error! Reference source not
found. of the Deposit Agreement, and
shall, pursuant to Section Error!
Reference source not found. of the
Deposit Agreement, execute and deliver
Receipts to such Owner.  In the case of a
distribution pursuant to the second
paragraph of this Article 13, such
Receipts shall be legended in
accordance with applicable U.S. laws,
and shall be subject to the appropriate
restrictions on sale, deposit,
cancellation, and transfer under such
laws.
If the Depositary
determines in its discretion that it is not
lawful and feasible to make such rights
available to all or certain Owners, it may
sell the rights, warrants or other
instruments in proportion to the number
of American Depositary Shares held by
the Owners to whom it has determined it
may not lawfully or feasibly make such
rights available, and allocate the net
proceeds of such sales (net of the fees
and expenses of the Depositary as
provided in Section Error! Reference
source not found. of the Deposit
Agreement and all taxes and
governmental charges payable in
connection with such rights and subject
to the terms and conditions of the
Deposit Agreement) for the account of
such Owners otherwise entitled to such
rights, warrants or other instruments,
upon an averaged or other practical
basis without regard to any distinctions
among such Owners because of
exchange restrictions or the date of
delivery of any Receipt or otherwise.
The Depositary will not
offer rights to Owners unless both the
rights and the securities to which such
rights relate are either exempt from
registration under the Securities Act
with respect to a distribution to all
Owners or are registered under the
provisions of the Securities Act;
provided, that nothing in this Deposit
Agreement shall create, any obligation
on the part of the Company to file a
registration statement with respect to
such rights or underlying securities or to
endeavor to have such a registration
statement declared effective.  If an
Owner of Receipts requests the
distribution of warrants or other
instruments, notwithstanding that there
has been no such registration under the
Securities Act, the Depositary shall not
effect such distribution unless it has
received an opinion from recognized
counsel in the United States for the
Company upon which the Depositary
may rely that such distribution to such
Owner is exempt from such registration.
The Depositary shall
not be responsible for any failure to
determine that it may be lawful or
feasible to make such rights available to
Owners in general or any Owner in
particular.
14.	CONVERSIO
N OF FOREIGN CURRENCY.
Whenever the
Depositary or the Custodian shall
receive foreign currency, by way of
dividends or other distributions or the
net proceeds from the sale of securities,
property or rights, and if at the time of
the receipt thereof the foreign currency
so received can in the judgment of the
Depositary be converted on a reasonable
basis into Dollars and the resulting
Dollars transferred to the United States,
the Depositary shall convert or cause to
be converted, by sale or in any other
manner that it may determine, such
foreign currency into Dollars, and such
Dollars shall be distributed to the
Owners entitled thereto or, if the
Depositary shall have distributed any
warrants or other instruments which
entitle the holders thereof to such
Dollars, then to the holders of such
warrants and/or instruments upon
surrender thereof for cancellation.  Such
distribution may be made upon an
averaged or other practicable basis
without regard to any distinctions
among Owners on account of exchange
restrictions, the date of delivery of any
Receipt or otherwise and shall be net of
any expenses of conversion into Dollars
incurred by the Depositary as provided
in Section 5.09 of the Deposit
Agreement.
If such conversion or
distribution can be effected only with
the approval or license of any
government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may
deem desirable.
If at any time the
Depositary shall determine that in its
judgment any foreign currency received
by the Depositary or the Custodian is
not convertible on a reasonable basis
into Dollars transferable to the United
States, or if any approval or license of
any government or agency thereof
which is required for such conversion is
denied or in the opinion of the
Depositary is not obtainable, or if any
such approval or license is not obtained
within a reasonable period as
determined by the Depositary, the
Depositary may distribute the foreign
currency (or an appropriate document
evidencing the right to receive such
foreign currency) received by the
Depositary to, or in its discretion may
hold such foreign currency uninvested
and without liability for interest thereon
for the respective accounts of, the
Owners entitled to receive the same.
If any such conversion
of foreign currency, in whole or in part,
cannot be effected for distribution to
some of the Owners entitled thereto, the
Depositary may in its discretion make
such conversion and distribution in
Dollars to the extent permissible to the
Owners entitled thereto and may
distribute the balance of the foreign
currency received by the Depositary to,
or hold such balance uninvested and
without liability for interest thereon for
the respective accounts of, the Owners
entitled thereto.
15.	RECORD
DATES.
Whenever any cash
dividend or other cash distribution shall
become payable or any distribution
other than cash shall be made, or
whenever rights shall be issued with
respect to the Deposited Securities, or
whenever the Depositary shall receive
notice of any meeting of holders of
Shares or other Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares
that are represented by each American
Depositary Share, or whenever the
Depositary shall find it necessary or
convenient, the Depositary shall fix a
record date (a) for the determination of
the Owners of Receipts who shall be
(i) entitled to receive such dividend,
distribution or rights or the net proceeds
of the sale thereof or (ii) entitled to give
instructions for the exercise of voting
rights at any such meeting, or (b) on or
after which each American Depositary
Share will represent the changed number
of Shares, subject to the provisions of
the Deposit Agreement.
16.	VOTING OF
DEPOSITED SECURITIES.
Upon receipt of notice
of any meeting of holders of Shares or
other Deposited Securities, if requested
in writing by the Company, the
Depositary shall, as soon as practicable
thereafter, mail to the Owners of
Receipts a notice, the form of which
notice shall be in the sole discretion of
the Depositary, which shall contain
(a) such information as is contained in
such notice of meeting received by the
Depositary from the Company, (b) a
statement that the Owners of Receipts as
of the close of business on a specified
record date will be entitled, subject to
any applicable provision of law and of
the Memorandum and Articles of
Association of the Company, to instruct
the Depositary as to the exercise of the
voting rights, if any, pertaining to the
amount of Shares or other Deposited
Securities represented by their
respective American Depositary Shares
and (c) a statement as to the manner in
which such instructions may be given.
Upon the written request of an Owner of
a Receipt on such record date, received
on or before the date established by the
Depositary for such purpose, the
Depositary shall endeavor insofar as
practicable to vote or cause to be voted
the amount of Shares or other Deposited
Securities represented by such American
Depositary Shares evidenced by such
Receipt in accordance with the
instructions set forth in such request.
The Depositary shall not vote or attempt
to exercise the right to vote that attaches
to the Shares or other Deposited
Securities, other than in accordance with
such instructions.
17.	CHANGES
AFFECTING DEPOSITED
SECURITIES.
In circumstances where
the provisions of Section Error!
Reference source not found. of the
Deposit Agreement do not apply, upon
any change in nominal value, change in
par value, split-up, consolidation, or any
other reclassification of Deposited
Securities, or upon any recapitalization,
reorganization, merger or consolidation,
or sale of assets affecting the Company
or to which it is a party, any securities
which shall be received by the
Depositary or a Custodian in exchange
for or in conversion of or in respect of
Deposited Securities shall be treated as
new Deposited Securities under the
Deposit Agreement, and American
Depositary Shares shall thenceforth
represent, in addition to the existing
Deposited Securities, the right to receive
the new Deposited Securities so
received in exchange or conversion,
unless additional Receipts are delivered
pursuant to the following sentence.  In
any such case the Depositary may
execute and deliver additional Receipts
as in the case of a dividend in Shares, or
call for the surrender of outstanding
Receipts to be exchanged for new
Receipts specifically describing such
new Deposited Securities.
18.	LIABILITY
OF THE COMPANY AND
DEPOSITARY.
Neither the Depositary
nor the Company nor any of their
respective directors, employees, agents
or affiliates shall incur any liability to
any Owner or Beneficial Owner of any
Receipt, if by reason of any provision of
any present or future law or regulation
of the United States or any other
country, or of any other governmental or
regulatory authority, or by reason of any
provision, present or future, of the
Memorandum and Articles of
Association of the Company, or by
reason of any provision of any securities
issued or distributed by the Company, or
any offering or distribution thereof, or
by reason of any act of God or war or
other circumstances beyond its control,
the Depositary or the Company shall be
prevented, delayed or forbidden from or
be subject to any civil or criminal
penalty on account of doing or
performing any act or thing which by
the terms of the Deposit Agreement or
Deposited Securities it is provided shall
be done or performed; nor shall the
Depositary or the Company or any of
their respective directors, employees,
agents or affiliates incur any liability to
any Owner or Beneficial Owner of a
Receipt by reason of any non-
performance or delay, caused as
aforesaid, in the performance of any act
or thing which by the terms of the
Deposit Agreement it is provided shall
or may be done or performed, or by
reason of any exercise of, or failure to
exercise, any discretion provided for in
the Deposit Agreement.  Where, by the
terms of a distribution pursuant to
Section Error! Reference source not
found., Error! Reference source not
found. or Error! Reference source not
found.of the Deposit Agreement, or an
offering or distribution pursuant to
Section Error! Reference source not
found. of the Deposit Agreement, such
distribution or offering may not be made
available to Owners of Receipts, and the
Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds
available to such Owners, then the
Depositary shall not make such
distribution or offering, and shall allow
any rights, if applicable, to lapse.
Neither the Company nor the Depositary
assumes any obligation or shall be
subject to any liability under the Deposit
Agreement to Owners or Beneficial
Owners of Receipts, except that they
agree to perform their obligations
specifically set forth in the Deposit
Agreement without negligence or bad
faith.  The Depositary shall not be
subject to any liability with respect to
the validity or worth of the Deposited
Securities.  Neither the Depositary nor
the Company shall be under any
obligation to appear in, prosecute or
defend any action, suit, or other
proceeding in respect of any Deposited
Securities or in respect of the Receipts,
which in its opinion may involve it in
expense or liability, unless indemnity
satisfactory to it against all expense and
liability shall be furnished as often as
may be required, and the Custodian shall
not be under any obligation whatsoever
with respect to such proceedings, the
responsibility of the Custodian being
solely to the Depositary.  Neither the
Depositary nor the Company shall be
liable for any action or nonaction by it
in reliance upon the advice of or
information from legal counsel,
accountants, any person presenting
Shares for deposit, any Owner or
Beneficial Owner of a Receipt, or any
other person believed by it in good faith
to be competent to give such advice or
information.  The Depositary shall not
be responsible for any failure to carry
out any instructions to vote any of the
Deposited Securities, or for the manner
in which any such vote is cast or the
effect of any such vote, provided that
any such action or nonaction is in good
faith.  The Depositary shall not be liable
for any acts or omissions made by a
successor depositary whether in
connection with a previous act or
omission of the Depositary or in
connection with a matter arising wholly
after the removal or resignation of the
Depositary, provided that in connection
with the issue out of which such
potential liability arises, the Depositary
performed its obligations without
negligence or bad faith while it acted as
Depositary.  The Company agrees to
indemnify the Depositary, its directors,
employees, agents and affiliates and any
Custodian against, and hold each of
them harmless from, any liability or
expense (including, but not limited to,
the fees and expenses of counsel) which
may arise out of acts performed or
omitted, in accordance with the
provisions of the Deposit Agreement
and of the Receipts, as the same may be
amended, modified, or supplemented
from time to time, (i) by either the
Depositary or a Custodian or their
respective directors, employees, agents
and affiliates, except for any liability or
expense arising out of the negligence or
bad faith of either of them, or (ii) by the
Company or any of its directors,
employees, agents and affiliates.  No
disclaimer of liability under the
Securities Act is intended by any
provision of the Deposit Agreement.
19.	RESIGNATIO
N AND REMOVAL OF THE
DEPOSITARY; APPOINTMENT OF
SUCCESSOR CUSTODIAN.
The Depositary may at
any time resign as Depositary under the
Deposit Agreement by written notice of
its election so to do delivered to the
Company, such resignation to take
effect  upon the appointment of a
successor depositary and its acceptance
of such appointment as provided in the
Deposit Agreement.  The Depositary
may be removed by the Company with
at least 120 days prior written notice of
such removal, to become effective upon
the later of (i) the 120th day after
delivery of the notice to the Depositary
and (ii) the appointment of a successor
depositary and its acceptance of such
appointment as provided in the Deposit
Agreement.  Whenever the Depositary
in its discretion determines that it is in
the best interest of the Owners of
Receipts to do so, it may appoint a
substitute or additional custodian or
custodians.
20.	AMENDMEN
T.
The form of the
Receipts and any provisions of the
Deposit Agreement may at any time and
from time to time be amended by
agreement between the Company and
the Depositary without the consent of
Owners or Beneficial Owners of
Receipts in any respect which they may
deem necessary or desirable.  Any
amendment which shall impose or
increase any fees or charges (other than
taxes and other governmental charges,
registration fees, cable, telex or
facsimile transmission costs, delivery
costs or other such expenses), or which
shall otherwise prejudice any substantial
existing right of Owners of Receipts,
shall, however, not become effective as
to outstanding Receipts until the
expiration of thirty days after notice of
such amendment shall have been given
to the Owners of outstanding Receipts.
Every Owner of a Receipt at the time
any amendment so becomes effective
shall be deemed, by continuing to hold
such Receipt, to consent and agree to
such amendment and to be bound by the
Deposit Agreement as amended thereby.
In no event shall any amendment impair
the right of the Owner of any Receipt to
surrender such Receipt and receive
therefor the Deposited Securities
represented thereby except in order to
comply with mandatory provisions of
applicable law.
21.	TERMINATI
ON OF DEPOSIT AGREEMENT.
The Depositary at any
time at the direction of the Company,
shall terminate the Deposit Agreement
by mailing notice of such termination to
the Owners of all Receipts then
outstanding at least 90 days prior to the
date fixed in such notice for such
termination.  The Depositary may
likewise terminate the Deposit
Agreement by mailing notice of such
termination to the Company and the
Owners of all Receipts then outstanding
if at any time 90 days shall have expired
after the Depositary shall have delivered
to the Company a written notice of its
election to resign and a successor
depositary shall not have been appointed
and accepted its appointment as
provided in the Deposit Agreement.  On
and after the date of termination, the
Owner of a Receipt will, upon
(a) surrender of such Receipt at the
Corporate Trust Office of the
Depositary, (b) payment of the fee of the
Depositary for the surrender of Receipts
referred to in Section Error! Reference
source not found. of the Deposit
Agreement, and (c) payment of any
applicable taxes or governmental
charges, be entitled to delivery, to him
or upon his order, of the amount of
Deposited Securities represented by the
American Depositary Shares evidenced
by such Receipt.  If any Receipts shall
remain outstanding after the date of
termination, the Depositary thereafter
shall discontinue the registration of
transfers of Receipts, shall suspend the
distribution of dividends to the Owners
thereof, and shall not give any further
notices or perform any further acts
under the Deposit Agreement, except
that the Depositary shall continue to
collect dividends and other distributions
pertaining to Deposited Securities, shall
sell rights and other property as
provided in the Deposit Agreement, and
shall continue to deliver Deposited
Securities, together with any dividends
or other distributions received with
respect thereto and the net proceeds of
the sale of any rights or other property,
in exchange for Receipts surrendered to
the Depositary (after deducting, in each
case, the fee of the Depositary for the
surrender of a Receipt, any expenses for
the account of the Owner of such
Receipt in accordance with the terms
and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  At any time
after the expiration of one year from the
date of termination, the Depositary may
sell the Deposited Securities then held
under the Deposit Agreement and may
thereafter hold uninvested the net
proceeds of any such sale, together with
any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata
benefit of the Owners of Receipts which
have not theretofore been surrendered,
such Owners thereupon becoming
general creditors of the Depositary with
respect to such net proceeds.  After
making such sale, the Depositary shall
be discharged from all obligations under
the Deposit Agreement, except to
account for such net proceeds and other
cash (after deducting, in each case, the
fee of the Depositary for the surrender
of a Receipt, any expenses for the
account of the Owner of such Receipt in
accordance with the terms and
conditions of the Deposit Agreement,
and any applicable taxes or
governmental charges).  Upon the
termination of the Deposit Agreement,
the Company shall be discharged from
all obligations under the Deposit
Agreement except for its obligations to
the Depositary with respect to
indemnification, charges, and expenses.
22.	SUBMISSION
TO JURISDICTION; WAIVER OF
IMMUNITIES.
In the Deposit
Agreement, the Company has
(i) appointed Puglisi & Associates, 850
Library Avenue, Suite 204, P.O. Box
885, Newark, Delaware 19715
(Attention: Mr. Donald J. Puglisi,
Managing Director), in the State of New
York, as the Company's authorized
agent upon which process may be
served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American
Depositary Shares, the Receipts or this
Agreement, (ii) consented and submitted
to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.
To the extent that the
Company or any of its properties, assets or revenues may have or hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American
Depositary Shares, the Receipts or the
Deposit Agreement, the Company, to
the fullest extent permitted by law,
hereby irrevocably and unconditionally
waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

	29
NYB 1244031.2

NYB 1244031.2